Kish Leake & Associates, P.C.
Certified Public Accountants

J.D. Kish, C.P.A., M.B.A.                      7901 E. Belleview Ave., Suite 220
James D. Leake, C.P.A., M.T.                           Englewood, Colorado 80111
   ----------------                                     Telephone (303) 779-5006
Arleen R. Brogan, C.P.A.                                Facsimile (303) 779-5724




May 17, 1999


Board of Directors
Attn: Mr. Ajmal Khan
c/o Steven Siskind Esq.
Applied Capital Funding, Inc.
645 Fifth Ave #403
New York, NY 10022

We would like to inform you that as of May 17, 1999 we resign as the auditors of Applied Capital Funding, Inc. and that there are no disagreements regarding the application of accounting principles or financial statement presentation matters with you in connection with our examination of the December 31, 1998 financial statements.

An 8K will need to be filed with the information necessary under Item 4.

Sincerely,
/s/ Kish Leak & Associates, P.C.
--------------------------------
J.D. Kish CPA, MBA
Kish Leak & Associates, P.C.